Exhibit 10.04

OFFICE LEASE

8000 MARINA BOULEVARD
SIERRA POINT

This OFFICE LEASE (“Lease”) is entered into as of the 20th day of October, 2003, by and between SIERRA POINT INVESTORS, LLC (“Lessor”), and IGN ENTERTAINMENT, INC. (“Lessee”).

1.                                       BASIC LEASE TERMS:  For purposes of this Lease, the following terms have the following definitions and meanings:

(a)                                  Lessor’s Address (For Notices):

Sierra Point Investors, LLC

c/o Matteson Realty Services, Inc.

1991 Broadway, Suite 300

Redwood City, CA 94063-1994

or such other place as Lessor may from time to time designate by notice to Lessee.

(b)                                 Lessees Address (Premises):

IGN Entertainment, Inc.

8000 Marina Boulevard, Suite 200

Brisbane, CA 94005

Attention:       President

(c)                                  Premises:   Suite(s) 200 of the building located at 8000 Marina Boulevard, Brisbane, California (the “Premises”), which Premises contains approximately 25,027 rentable square feet as shown on Exhibit A hereto and which building (the “Building”) contains approximately 194,399 rentable square feet.  The Building and appurtenant common areas and parking areas are sometimes referred to herein collectively as the “Project.”

(d)                                 Lessee’s Percentage:  12.87%

(e)                                  Term:  Seventy-three (73) months

(f)                                    Commencement Date:  December 1, 2003

(g)                                 Expiration Date:  December 31, 2009

(h)                                 Initial Monthly Base Rent:  $25,027 ($1.00 psf), subject to adjustment as provided in Paragraph 5 below and as otherwise provided in this Lease.

(i)                                     Operating Expense Allowance:  That portion of Lessee’s Percentage of Operating Expenses as described in Paragraph 6 below which Lessor has included in Monthly Base Rent, which, for purposes of this Lease, will be an amount equal to Lessee’s Percentage of Operating Expenses for the 2004 calendar year, which shall be Tenant’s Base Year.

(j)                                     Security Deposit:  $57,562

(k)                                  Permitted Use:  A business office and no other use without the express written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion.

(l)                                     Parking:  83 parking spaces subject to the terms and conditions of Paragraph 31 below and the Rules and Regulations regarding parking contained in Exhibit B, plus additional parking spaces at the rate of 3.3 spaces per 1,000 s.f. of rentable area for any space added to the Premises pursuant to Paragraph 40 below.

(m)                               Brokers:  BT Commercial (Lessee) and CB Richard Ellis (Lessor)

(n)                                 Guarantor(s):  N/A

(o)                                 Interest Rate:  The greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate Imposition; provided, however, the Interest Rate will no event exceed the maximum interest rate permitted to be charged by applicable law.

(p)                                 Exhibits:  A (Floor Plan) and B (Rules & Regulations) inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease.  In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.                                       PREMISES AND COMMON AREAS

(a)                                  Premises:  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

(b)                                 Lessees Use of Common Areas:  During the Term of the Lease, Lessee shall have the nonexclusive right to use in common with all other occupants of the Project, the following common areas of the Project (collectively, the “Common Areas”):  the parking facilities of the Project which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkway, parkways, driveway, landscaped areas, and similar areas and facilities situated within the Project and appurtenant to the Building which are not reserved for the exclusive use of any Building occupants.

(c)                                  Lessors Reservation of Rights:  Provided Lessee’s use of and access to the Premises is not interfered with in an unreasonable manner, Lessor reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Project, the right from time to time to:  (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas, and/or other portion of the Project while engaged in making improvements, repairs or alterations to the Building, the Project, or any portion thereof.

3.                                       TERM:  The term of this Lease (“Term”) will be for the period designated in Subparagraph 1(e), commencing on the Commencement Date, and ending on the Expiration Date.  Each calendar year during the Term of this Lease, commencing with 2004, will be referred to herein as a “Lease Year”.

4.                                       POSSESSION:

(a)                                  Delivery of Possession.  Lessor will deliver possession of the Premises to Lessee in its then current “as-is” condition on November 1, 2003, provided that the Premises shall be broom-clean and free of any occupant and free of all furniture of Lessor and any occupant.  If the existing occupants have not vacated by October 31, 2003, Lessor shall take such steps as shall be necessary to relocate them to other space within the Building prior to November 1, 2003.  If any existing occupant’s equipment (including (x) UPS system with all related controls, electrical panels and distribution, (y) two 10-ton air conditioning units and related piping, wiring, drains and distribution, and (z) FM-200 fire suppression system with related wiring, heads, distribution and EPO switch) has not been removed from the Premises by November 1, 2003, Lessor covenants to remove such equipment not later than November 7, 2003.  If, for any reason, Lessor cannot deliver possession of the Premises to Lessee on such date, this Lease will not be void or voidable by Lessor or Lessee, nor will Lessor be liable to Lessee for any loss or damage resulting from such delay, except as provided below.  Notwithstanding the foregoing, Lessor will not be obligated to deliver possession of the Premises to Lessee (but Lessee will be liable for rent if Lessor can otherwise deliver the Premises to Lessee) until Lessor has received from Lessee all of the following:  (i) a copy of the Lease fully executed by Lessee and the guaranty of Lessee’s obligations under this Lease, if any, executed by the Guarantor(s); (ii) the Security Deposit and the first installment of Monthly Base Rent; and (iii) copies of policies of insurance or certificates thereof as required under Paragraph 19 of this lease.  If Lessor is unable to deliver possession of the Premises on or before November 5, 2003, then in such event Lessor will reimburse Lessee for its actual expenses incurred in installing Lessee’s improvements in the Premises, to the extent such costs increase as a result of the delay in possession, not to exceed the following amounts:  if possession is delivered on November 6-10, $3,000 for each day after the 5th that possession is not delivered, or if possession is delivered between the 11th and the 15 th, $5,000 per day for each day after the 10 th that possession is not delivered.  If possession of the Premises is not delivered by the 15th, Lessee shall have the right to terminate this Lease by written notice to Lessor given no later than November 18th , in which case all rights and obligations of the parties hereunder shall terminate.  If Lessee does not elect to terminate the Lease as set forth hereinabove, the Lease shall continue in full force and effect and Lessor shall deliver possession of the Premises as soon as possible.

(b)                                 Condition of Premises:  By taking possession of the Premises, Lessee will be deemed to have accepted the Premises in the condition required pursuant to subparagraph (a) above on the date of delivery of possession and to have acknowledged that all work to be completed by Lessor has been completed and there are no additional items needing work or repair by Lessor.  Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Lessee’s business and Lessee further acknowledges that Lessor will have no obligation to construct or complete any additional buildings or improvements within the Project.

(c)                                  Tenant Improvements.  In lieu of improving the Premises for Lessee’s use, Lessor shall provide a tenant improvement allowance to Lessee in the amount of One Hundred Thousand Dollars ($100,000), which shall be disbursed to Lessee following completion of improvements to the Premises, and delivery to Lessor of reasonable supporting documentation to evidence the expenditures, including paid invoices and an appropriate lien waiver from the general contractor.  The general scope of tenant improvements outlined on Exhibit C hereto is approved by Lessor.

5.                                       RENT:

(a)                                  Monthly Base Rent:  Lessee agrees to pay Lessor the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Lessee agrees to pay the Monthly Base Rent for the first month of the Term directly to Lessor concurrently with Lessee’s delivery of the executed Lease to Lessor.  All rent must be paid to Lessor, without any deduction or offset, in lawful money of the United States of America, at the address designated by Lessor or to such other person or at such other place as Lessor may from time to time designate in writing.

(b)                                 Periodic Adjustments.  Monthly Base Rent shall be adjusted in accordance with the following schedule:

Months 1-3	$0.00	per rentable square foot	0

Months 4-12	$1.00	per rentable square foot	$25,027

Months 13-24	$1.05	per rentable square foot	26,278

Months 25-36	$1.05	per rentable square foot	26,278

Month 37	$0.00	per rentable square foot	0

Months 38-48	$2.10	per rentable square foot	52,557

Months 49-60	$2.20	per rentable square foot	55,059

Months 61-73	$2.30	per rentable square foot	57,562

(c)                                  Additional Rent:  All amounts and charges to be paid by Lessee hereunder, including, without limitation, payments for Operating Expenses, insurance and repairs, will be considered additional rent for purposes of this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

(d)                                 Late Payments:  Late payments of Monthly Base Rent and/or items of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

6.                                       OPERATING EXPENSES:

(a)                                  Operating Expenses.   In addition to Monthly Base Rent, throughout the Term of this Lease, Lessee agrees to pay Lessor as additional rent in accordance with the terms of this Paragraph 6, Lessee’s Percentage of Operating Expenses (as defined in this Paragraph 6 below), to the extent Lessee’s Percentage of Operating Expenses exceeds Lessee’s Operating Expense Allowance.

(b)                                 Estimate Statement.  On or about March 1st of each Lease Year after Tenant’s Base Year, or as soon thereafter as is reasonably possible, Lessor will to deliver to Lessee a statement (“Estimate Statement”) wherein Lessor will estimate Lessee’s Percentage of Operating Expenses for the then current calendar year.  If the estimate of Lessee’s Percentage of Operating Expenses in the Estimate Statement exceeds Lessee’s Operating Expense Allowance, Lessee agrees to pay Lessor, as “additional rent”, one-twelfth (1/12th) of such excess each month thereafter, beginning with the next installment of rent due, until such time as Lessor issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Lessee agrees to pay Lessor an amount equal to one monthly installment of such excess (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive.  If at any time during the Term of this Lease, but not more often than quarterly, Lessor reasonably determines that Lessee’s Percentage of Operating Expenses for the current calendar year will be greater or lesser than the amount set forth in the then current Estimate Statement, Lessor shall issue a revised Estimate Statement and Lessee agrees to pay Lessor, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Lessee under such revised Estimate Statement and the amount owed by Lessee under the original Estimate Statement for the portion of the then current calendar year which has expired.  Thereafter Lessee agrees to pay Lessee’s Percentage of Operating Expenses based on such revised Estimate Statement until Lessee receives the next calendar years Estimate Statement or a new revised Estimate Statement for the current calendar year.  In the event Lessee’s Percentage of Operating Expenses for any calendar year is less than Lessee’s Operating Expense allowance, Lessee will not be entitled to a credit against any rent, additional rent or Lessee’s Percentage of future Operating Expenses payable hereunder.

(c)                                  Actual Statement.   By March 1st of each calendar year during the Term of this Lease, commencing March 1, 2006 or as soon thereafter as is reasonably possible, Lessor will also deliver to Lessee a statement (“Actual Statement”) which states the actual Operating

Expenses for the preceding calendar year.  If the Actual Statement reveals that Lessee’s Percentage of the actual Operating Expenses is more than the total Additional Rent paid by Lessee for Operating Expenses on account of the preceding calendar year, Lessee agrees to pay Lessor the difference in a lump sum within ten (10) days of receipt of the Actual Statement.  If the Actual Statement reveals that Lessee’s Percentage of the actual Operating Expenses is less than the Additional Rent paid by Lessee for Operating Expenses on account of the preceding calendar year, Lessor will promptly refund the overpayment to Lessee.

(d)                                 Miscellaneous.  Any delay or failure by Lessor in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require the payment of any sums due nor will it relieve Lessee of its obligations pursuant to this Paragraph 6, except that Lessee will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement.  Even though the Term has expired and Lessee has vacated the Premises, when the final determination is made of Lessee’s Percentage of the actual Operating Expenses for the year in which this Lease terminates, Lessee agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Lessor to Lessee.  Such obligation shall be a continuing one which will survive the expiration or earlier termination of this Lease.  Prior to the expiration or sooner termination of the Lease Term and Lessor’s acceptance of Lessee’s surrender of the Premises, Lessor will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Lessee prior to Lessee’s surrender of the Premises, Lessee’s Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Lessee in such Lease Year.

(e)                                  Operating Expenses Defined.

(i)                                     Items Included in Operating Expenses.  The term “Operating Expenses” as used in the Lease means:  all costs and expenses of operation and maintenance of the Building and the Project, as determined by standard accounting practices, including the following costs by way of illustration but not limitation:  (a) Real Property Taxes and Assessments (as defined in Subparagraph (ii) below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Building pursuant to any covenants, conditions and restrictions affecting the Project, the Common Areas or the Building; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the premises or the parking facilities serving the Building or the Premises; (e) costs of insurance obtained by Lessor to insure the Project against such perils as Lessor and/or any lender with a lien on the Project may require, provided that if coverage is obtained in a year subsequent to the Tenant’s Base Year that was not carried in Tenant’s Base Year, Operating Expenses in Tenant’s Base Year shall be increased by the cost of such coverage for the first year in which it is obtained; (f) waste disposal and janitorial services; (g) security; (h) costs incurred in the management of the Building, including, without limitation; (A) supplies, (B) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees below the level of building manager directly engaged in the operation and maintenance of the Building, (C) Building management office rental, supplies, equipment and related operating expenses, and (D) a management/administrative fee determined as a percentage of the annual gross revenues of the Building, not to exceed 3%; (j) supplies, materials, equipment and tools including rental of personal property used for maintenance; (k) repair and maintenance of the Building systems, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Lessor, (l) maintenance, costs and upkeep of all parking and Project common areas; (m) depreciation on a straight line basis and rental of personal property used in maintenance; (n) amortization on a straight line basis over the useful life [together with interest at the rate incurred by Lessor in connection with the capitalized expenditure] of all capitalized expenditures which are:  (i) reasonably intended to produce a reduction in operating charges or energy consumption, but not to exceed the reduction achieved; or (ii) required under any governmental law or regulation that was not applicable to the Building on the Commencement Date; or (iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement provided that the equipment being replaced was not theretofore depreciated; (o) costs and expenses of gardening and landscaping; (p) maintenance of signs (other than signs of tenants of the Building); (q) personal property taxes levied on or attributable to personal property used in connection with the Building or the Common Areas; (r) reasonable accounting , audit, verification, legal and other consulting fees, and (s) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

(ii)                                  Real Property Taxes and Assessments.  The term “Real Property Taxes and Assessments,” as used in this Lease, means:  any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Lessor in the Premises, Building, or the Project, including the following by way of illustration but not limitation:  (a) any tax on Lessor’s “right” to rent or “right” to other income from the Premises or as against Lessor’s business of leasing the Premises; (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Lessee and Lessor that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Lessee and Lessor that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “real property taxes” for the purposes of this Lease; (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Lessee hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repairs, use or occupancy by Lessee of the Premises, or any portion thereof but not on Lessor’s other operations; (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Lessee is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

(iii)                               Items Excluded from Operating Expenses.  Notwithstanding the provisions of Subparagraphs (i) and (ii) above to the contrary, “Operating Expenses” will not include:  (a) Lessor’s federal or state income, franchisee, inheritance or estate taxes; (b) any ground lease rental; (c) costs incurred by Lessor for the repair of damage to the Building; (d) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party, where such depreciation, amortization and Interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard accounting practices; (e) brokerage commissions, finders’ fees, attorneys’ fees, space planning costs and other costs incurred by Lessor in leasing or attempting to lease space in the Building; (f) costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures set forth in Subparagraph (i)(n) above will in any event be included in the definition of Operating Expenses; (g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Project; (h) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building, or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building, including space planning and interior design costs and fees; (i) attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; provided, however, that Operating Expenses will include those attorneys’ fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building, and such other matters relating to the maintenance of standards required of Lessor under the Lease; (j) except for the administrative/management fees described in Subparagraph (i) above, costs of Lessor’s general corporate overhead, (k) all items and services for which Lessee or any other tenant in the Building reimburses Lessor (others than through operating expenses pass-through provisions); (l) electric power costs for which any tenant directly contracts with the local public service company; (m) costs arising from Lessor’s charitable or political contributions; and (n) any Increases in Real Property Taxes and Assessments resulting from a reassessment of the Project following a change of ownership if the change of ownership occurs prior to January 1, 2006, and 50% of any increases in Real Property Taxes and Assessments resulting from a reassessment of the Project following a change of ownership if the change of ownership occurs after December 31, 2005 but prior to January 1, 2008.  Increases in Real Property Taxes and Assessments resulting from a reassessment of the Project following a change of ownership that occurs after December 31, 2007 shall not be excluded from Operating Expenses.

(iv)                              Adjustments to Full Occupancy.  In the event the Building is not 95% occupied in either Tenant’s Base Year or in any subsequent Lease Year during the term of this Lease, Operating Expenses in both Tenant’s Base Year and the subsequent Lease Year shall be increased to those Operating Expenses that would have been incurred at 95% occupancy of the Building.

7.                                       SECURITY DEPOSIT:  Concurrently with Lessee’s execution of this Lease, Lessee will deposit with Lessor the Security Deposit designated in Subparagraph 1(j).  The Security Deposit will be held by Lessor as security for the full and faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the Term hereof.  The Security Deposit is not, and may not be construed by Lessee to constitute, rent for the last month or any portion thereof.  If Lessee defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Lessor may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Lessor may spend by reason of Lessee’s default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee’s default.  If any portion of the Security Deposit is so used or applied, Lessee agrees, within ten (10) days after Lessor’s written demand therefor, to deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount and Lessee’s failure to do so shall constitute a default under this Lease.  Lessor is not required to keep Lessee’s Security Deposit separate from its general funds, and Lessee is not entitled to interest on such Security Deposit.  Notwithstanding anything to the contrary contained herein, at Lessee’s election, exercisable at any time by notice to Lessor, Lessor shall cause the Security Deposit to be transferred to the custody of the lender then holding a first mortgage or deed of trust on the Building.

8.                                       USE:

(a)                                  Lessee’s Use of the Premises:  The Premises may be used for the use or uses set forth in Subparagraph 1(k) only, and Lessee will not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion.  Nothing in this Lease will be deemed to give Lessee any exclusive right to such use in the Project.

(b)                                 Compliance:  At Lessee’s sole cost and expense, Lessee agrees to procure, maintain and hold available for Lessor’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Lessee’s business from the Premises, if any.  Lessee agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered and occupied in violation of, and Lessee, at its sole cost and expense, agrees to use and occupy the Premises, and cause the Premises to be used and occupied, in compliance with:  (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Project now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises, the Building and/or the Project.  Notwithstanding the foregoing, Lessee shall not be obligated to make any modifications or improvements to the Premises that Lessor or any prior tenant of the Premises was obligated to make prior to the Commencement Date.  Lessee agrees to comply with the Rules and Regulations attached hereto as Exhibit B.  Lessee agrees not to do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or them, or use or allow the Premises to be used for any unlawful purpose.  Lessee agrees not to place or store any articles or materials outside of the Premises or to cause, maintain or permit any nuisance or waste in, on under or about the Premises or elsewhere within the Project.

(c)                                  Hazardous Materials:  Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Lessee agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Lessee, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Lessee’s Parties”), without the prior written consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion.  Upon the expiration or earlier termination of this Lease, Lessee agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Lessee or any of Lessee’s Parties.  To the fullest extent permitted by law, Lessee agrees to promptly indemnify, protect, defend and hold harmless Lessor and Lessor’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Lessor Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorney’s fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Lessee or any of Lessee’s Parties.  Lessee shall have no liability hereunder whatsoever arising or resulting from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project not caused or permitted by Lessee or any of Lessee’s Parties, and no costs attributable to the presence, clean-up, removal or remediation of Hazardous Materials on, In, under or about the Premises, the Building or any other portion of the Project, and any associated restoration, settlement or attorneys’ or consultants costs or fees shall be included in Operating Expenses.  Lessee and Lessor agree to promptly notify the other of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Lessee or Lessor becomes aware of during the Term of this Lease, irrespective of how or by whom caused.  In the event of any release of Hazardous Materials caused or permitted by Lessee or any of Lessee’s Parties, Lessor shall have the right, but not the obligation, to cause Lessee to immediately take all steps Lessor deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Lessor and Lessor’s mortgagee(s).  At all times during the Term of this Lease, Lessor will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Lessee is in compliance with the terms of this Lease regarding Hazardous Materials.  As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States

Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”) and freon and other chlorofluorocarbons.  The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

(d)                                 Refuse and Sewage:  Lessee agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises.  Lessee shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition.  Lessee shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage.  Lessee shall keep the sewage disposal system free of all obstructions and in good operating condition.  If the volume of Lessee’s trash becomes excessive in Lessor’s judgment, Lessor shall have the right to charge Lessee for additional trash disposal services and/or to require that Lessee contract directly for additional trash disposal services at Lessee’s sole cost and expense.

(e)                                  Existing Environmental Condition:  Lessor has advised Lessee that there is a hazardous material condition at the Project related to the historical use of the Sierra Point Project site as a municipal landfill.  Pursuant to California Health & Safety Code Section 25359.7 and other relevant sections of law requiring notice, Lessor hereby notifies Lessee that the groundwater in the property contains measurable levels of certain hazardous materials (the “Existing Environmental Condition”).  Upon the request of Lessee, Lessor shall make available any and all reports in Lessor’s possession concerning the Existing Environmental Condition for Lessee’s review.

9.                                       NOTICES:  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail.  Notices to Lessee shall be sufficient if delivered to Lessee at the Premises and notices to Lessor shall be sufficient if delivered to Lessor at the address designated in Subparagraph 1(a).  Either party may specify a different address for notice purposes by written notice to the other, except that the Lessor may in any event use the Premises as Lessee’s address for notice purposes.  Notices shall be deem given when received or when delivery is refused by or on behalf of the intended recipient.

10.                                 BROKERS:  The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(m).  Lessor and Lessee each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorney’s fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party.  The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.  Lessee agrees that Lessor will not recognize or compensate any broker with regards to any renewals and/or expansions.

11.                                 SURRENDER; HOLDING OVER:

(a)                                  Surrender:  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Lessor, operate as an assignment to Lessor of any or all subleases or subtenancies.  Upon the expiration or earlier termination of this Lease, Lessee agrees to peaceably surrender the Premises to Lessor broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage excepted, with all of Lessee’s personal property and alterations removed from the Premises to the extent permitted or required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13.  The delivery of keys to any employee of Lessor or to Lessor’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b)                                 Holding Over:  If Lessee holds over after the expiration or earlier termination of the Term, Lessor may, at its option, treat Lessee as a tenant at sufferance only, and such continued occupancy by Lessee shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, including the payment of Operating Expenses, except that in connection with a holdover after expiration of the Term, effective 30 days after the expiration of the Term, the Monthly Base Rent for any month or partial month during which Lessee holds over shall be increased to an amount equal to one hundred fifty percent (150%) of Monthly Base Rent in effect under this Lease immediately prior to such holdover.  Acceptance by Lessor of rent after such expiration or earlier termination will not result in a renewal of this Lease.  If Lessee fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Lessor, Lessee agrees to promptly indemnify, protect, defend and hold Lessor harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys fees and costs), including, without limitation, costs and expenses incurred by Lessor in returning the Premises to the condition in which Lessee was to surrender it and claims made by any succeeding tenant founded on or resulting from Lessee’s failure to surrender the Premises.  The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12.                                 TAXES ON TENANT’S PROPERTY:  Lessee agrees to pay before delinquency, all taxes and assessments (real and personal) levied against Lessee’s business operations or any personal property, improvements, alterations, trade fixtures or merchandise placed by Lessee in or about the Premises.

13.                                 ALTERATIONS:  Lessee shall not make any alterations to the Premises or any other aspect of the Project, without Lessor’s written consent, which Lessor may withhold in its reasonable but subjective discretion.  No consent shall be required for painting or recarpeting the Premises, installing or modifying telecom communications facilities within the Premises, or for installing alterations which cost not in excess of $10,000 and do not affect the structure or systems of the Building.  All permitted alterations must be performed in compliance with Lessor’s standard rules and regulations regarding alterations.  All alterations will become the property of Lessor and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, that at the expiration or earlier termination of this Lease Lessee shall remove all alterations which Lessor, at the time of granting its consent, elected by notice to Lessee to have Lessee remove.  Lessor acknowledges that Lessee shall not be obligated to remove any of the tenant improvements outlined on Exhibit C.  If Lessee fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any alterations identified by Lessor for removal, Lessor may, at its option, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or Lessor may (without liability to Lessee for loss thereof) treat such personal property and/or alterations as abandoned and, at Lessee’s sole cost and in addition to Lessor’s other rights and remedies under this Lease, at law or in equity:  (a) remove and store such items; and/or (b) upon ten days, prior notice to Lessee, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Lessor may obtain or by other commercially reasonable means.  Lessee shall be liable for all costs of disposition of Lessee’s abandoned property and Lessor shall have no liability to Lessee with respect to any such abandoned property.  Lessor agrees to apply the proceeds of any sale of any such property to any amounts due to Lessor under this Lease from Lessee (including Lessor’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Lessee.

14.                                 REPAIRS:

(a)                                  Lessor’s Obligations:  Lessor agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Lessor and the HVAC unit in Lessee’s server room, all in good order and repair consistent with the standards of a first class office building, unless such maintenance and repairs are (i) attributable to items installed in Lessee’s Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC (other than in Lessee’s server room) and/or electrical panels or systems, kitchen or rest room facilities and appliances constructed or installed within Lessee’s Premises) or (ii) caused in part or in whole by the act, neglect or omission of any duty by Lessee, its agents, servants, employees or invitees, in which case Lessee will pay to Lessor, as additional rent, the reasonable cost of such maintenance and repairs.  Lessee shall reimburse Lessor for the reasonable cost incurred by Lessor in connection with the repair and maintenance of the HVAC unit in Lessee’s server room within 30 days after billing therefor, provided that if Lessor has undertaken the obligation to repair and maintain any dedicated HVAC unit within the premises of another tenant without cost reimbursement by that tenant, Lessee shall be no longer be obligated to reimburse Lessor for the cost of repairing and maintaining Lessee’s HVAC unit.  Except as provided in this Subparagraph 14(a), Lessor has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.  Promptly upon receipt of written notice from Lessee, or promptly upon otherwise becoming aware of the need therefor, Lessor shall attend to necessary items of repair and maintenance.  Except as provided in Paragraph 20, Lessee will not be entitled to any abatement of rent and Lessor will not have any liability by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Lessee waives the right to make repairs at Lessor’s expense under any laws, statute, ordinance, rule, regulation, order or ruling (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

(b)                                 Lessee’s Obligations:  Lessee agrees to keep, maintain and preserve the Premises in a state of condition and repair consistent with the Building and, when and if needed, at Lessee’s sole cost and expense, to make all repairs to the Premises and every part thereof.  Any such maintenance and repairs will be performed by Lessor’s contractor, or at Lessor’s option, by such contractor or contractors as Lessee may choose from an approved list to be submitted by Lessor.  Lessee agrees to pay all costs and expenses incurred in such maintenance and repair within seven (7) days after billing by Lessor or such contractor or contractors.  Lessee agrees to cause any mechanics’ liens or other liens arising as a result of work performed by Lessee or at Lessee’s direction to be eliminated as provided in Paragraph 15 below.  If Lessee refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Lessor, Lessor, at any time following ten (10) days from the date on which Lessor makes a written demand on Lessee to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Lessee agrees to pay to Lessor as additional rent, Lessor’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten (10) days of receipt from Lessor of a written itemized bill therefor.  Any amounts not reimbursed by Lessee within such ten (10) day period will bear interest at the Interest Rate until paid by Lessee.

15.                                 LIENS:  Lessee agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Building or the Premises, nor against Lessee’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Lessee or any other act or omission of Lessee or Lessee’s agents, employees, contractors, licensees or invitees.  At Lessor’s request, Lessee agrees to provide Lessor with enforceable, conditional and final lien release (or other evidence reasonably requested by Lessor to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises.  Lessor will have the right at all reasonable times to post on the Premises and record any notices of nonresponsibility which it deems necessary for protection from such liens.  If any such liens are filed, Lessee will, at its sole cost and expense, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Building or the Premises.  If Lessee fails to cause any such liens to be so released or bonded within ten (10) days after Lessee first has actual notice of the filing thereof, such failure will be deemed a material breach by Lessee under the Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Lessor may, without waiving its rights and remedies based on such breach, and without releasing Lessee from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens.  Lessee agrees to pay to Lessor within ten (10) days after receipt of invoice from Lessor, any sum paid by Lessor to remove such liens, together with interest at the Interest Rate from the date of such payment by Lessor.

16.                                 ENTRY BY LANDLORD:  Lessor and its employees and agents will at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease.  In exercising such entry rights, Lessor will endeavor to minimize, as reasonably practicable, the interference with Lessee’ business, and will provide Lessee with reasonable advance notice of any such entry (except in emergency situations).  Lessor will at all times have and retain a key with which to unlock all doors in the Premises, excluding Lessee’s vaults, safes and computer server room.  Except in the case of the gross negligence or willful misconduct of Lessor, any entry to the Premises obtained by Lessor will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Lessee from the Premises and Lessor will not be liable to Lessee for any damages or losses resulting from any such entry.

17.                                 UTILITIES AND SERVICES:

(a)                                  Provision of Utilities to the Premises:  Throughout the Term of the Lease so long as the Premises are occupied, Lessor agrees to furnish or cause to be furnished to the Premises the utilities and services described in this Paragraph 17 below.  Lessor will not be liable to Lessee for any failure to furnish any of the foregoing utilities and services if such failure, is caused by all or any of the following:  (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Lessor’s reasonable control.  In addition, in the event of any stoppage or interruption of services or utilities, Lessee shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein, or except if Lessor has rental insurance that covers such stoppage or interruption), no eviction of Lessee will result from such failure and Lessee will not be relieved from the performance of any covenant or agreement in this Lease because of such failure.  In the event of any failure, stoppage or interruption thereof, Lessor agrees to diligently attempt to resume service promptly.  If Lessee requires or utilizes more water or electrical power than is normal in northern San Mateo County for general office use, Lessor may at its option require Lessee to pay, as additional rent, the cost, as fairly determined by Lessor, incurred by such extraordinary usage.  If Lessor and Lessor so agree, Lessor may install separate meter(s) for the Premises, at Lessee’s expense, and Lessee agrees thereafter to pay the cost of all such utility service to the Premises, and Lessor will make an appropriate adjustment to Lessee’s Operating Expenses calculation to account for the fact Lessee is directly paying such metered charges, provided Lessee will remain obligated to pay its proportionate share of Operating Expense subject to such adjustment.

(b)                                 Standards for Utilities and Services:  The following standard for utilities and services are in effect.  Lessor reserves the right to adopt nondiscriminatory modifications and additions hereto.  Subject to the terms and conditions of the Lease and provided Lessee remains in occupancy of the Premises, Lessor will provide or make available the following utilities and services:

(i)                                     On Monday through Friday, except holidays recognized by businesses generally, from 8:00 a.m. to 6:00 p.m. (and other times for a charge of $35.00 per hour), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Lessor it may be required for the comfortable occupancy of the Premises, provided that Lessor’s HVAC system has the capability to provide ventilation only, and if ventilation only is provided after hours at Lessee’s request, no charge will be made for such service.  Lessee agrees to cooperate fully at all times with Lessor, and to abide by all reasonable regulations and requirements which Lessor may prescribe for the proper function and protection of said air conditioning system.  Lessee agrees not to connect any apparatus, device, conduit or pipe to the chilled and hot water air conditioning supply lines of the Building.  Lessee further agrees that neither Lessee nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities.  The cost of maintenance and service calls to adjust and regulate the air conditioning system will be charged to Lessee if the need for maintenance work results from either Lessee’s adjustment of room thermostats or Lessee’s failure to comply with its obligations under this section.  Power and cooling loop to equipment provided by Lessee for dedicated cooling of server room shall be available 24/7 without additional charge.

(ii)                                  Lessor will make available to the Premises, 24 hours per day, seven days a week, electric current as required by the Building standard office lighting and fractional horsepower office business machines including copiers, personal computer and word processing equipment in an amount not to exceed six (6) watts per square foot per normal business day.  Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Lessor monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period.  If a separate meter is not installed at Lessee’s cost, such excess cost will be established by an estimate agreed upon by Lessor and Lessee, and if the parties fail to agree, such cost will be established by an independent licensed engineer selected in Lessor’s reasonable discretion, whose fee shall be shared equally be Lessor and Lessee.  Lessee agrees not to use any apparatus or device in, upon or about the Premises (other than standard office business machines, personal computers and work processing equipment) which may in anyway increase the amount of such services usually furnished or supplied to said Premises, and Lessee further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Lessor.  Should Lessee use the same to excess, the refusal on part of Lessee to pay upon demand of Lessor the amount established by Lessor for such excess charge will constitute a breach of the obligation to pay rent under this Lease and will entitle Lessor to the rights therein granted for such breach.  Lessee’s use of electric current will never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Lessees will not install or use or permit the installation of use of any computer or electronic data processing equipment in the Premises (except standard office business machines, personal computers and word processing equipment) without the prior written consent of Lessor.  Lessor hereby consents to Lessee’s computer server room.

(iii)                               Water will be available in public areas for drinking and lavatory purposes only, but if Lessee requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Lessee constitutes Lessor to be the sole judge, Lessor may install a water meter and thereby measure Lessee’s water consumption for all purposes.  Lessee agrees to pay Lessor for the cost of the meter and the cost of the installation thereof and throughout the duration of Lessee’s occupancy Lessee will keep said meter and installation equipment in good working order and repair at Lessee’s own cost and expense, in default of which Lessor may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Lessee.  Lessee agrees to pay for water consumed, as shown on such meter, as and when bills and rendered, and on default in making such payment, Lessor may pay such charges and collect the same from Lessee.  Any such costs or expenses incurred, or payments made by Lessor for any of the reasons or purposes hereinabove stated will be deemed to be additional rent payable by Lessee and collectible by Lessor as such.

(iv)                              Lessor will provide janitorial service to the Premises, and unless otherwise agreed to by Lessor and Lessee, no one other than persons approved by Lessor shall be permitted to enter the Premises for such purposes.  Janitorial service will be provided of the character and frequency provided in first class office buildings in northern San Mateo County.  Lessee agrees to pay to Lessor the cost of removal of any of Lessee’s refuse and rubbish to the extend that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(v)                                 Lessor reserves the right to stop service of the plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Lessor such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Lessor will have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Lessor’s reasonable control, or by laws, rules orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply.  It is expressly understood and agreed that any covenants on Lessor’s part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Lessee, will not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike of labor trouble or any other cause whatsoever beyond Lessor’s control.

18.                                 ASSUMPTION OF RISK AND INDEMNIFICATION:

(a)                                  Assumption of Risk:  Lessee, as a material part of the consideration to Lessor, agrees that neither Lessor nor any Lessor Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Lessee for, and Lessee expressly assumes the risk of and waives any and all claims it may have against Lessor or any Lessor Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises, the Building or the Project resulting from any act or omission (except for the negligent or intentionally willful act or omission of Lessor or its agent or employees), (ii) any such damage caused by other tenants or persons in or about the Building or the Project, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Building, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to person or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the roof, street or subsurface or from any other place, or resulting from dampness.  Neither Lessor nor any Lessor Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Lessee or any Lessee Parties or for interference with light.  Lessee agrees to give prompt notice to Lessor in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.

(b)                                 Indemnification:  Lessee will be liable for, and agrees to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Lessor and all Lessor Indemnified Parties from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorney’s fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (i) any act or omission of Lessee or any Lessee Parties (as defined in Subparagraph 8(c) above); (ii) the use of the Premises and Common Areas and conduct of Lessee’s business by Lessee or any Lessee Parties, or any other activity, work or thing done, permitted or suffered by Lessee or any Lessee Parties, in or about the Premises, the Building or elsewhere within the Project; and/or (iii) any default by Lessee or any obligations on Lessee’s part to be performed under the terms of this Lease.  In case any action or proceeding is brought against Lessor or any Lessor Indemnified Parties by reason of any such Indemnified Claims, Lessee, upon notice from Lessor, agrees to promptly defend the same at Lessee’s sole cost and expense by counsel approved in writing by Lessor, which approval Lessor will not unreasonably withhold.  Lessor hereby waives all claims against Lessee for damage to property or injury or death of any person in, upon or about the Building or the Project arising at any time and from any cause other than by reason of the negligence or willful act of Lessee or any Lessee Parties, and Lessor shall indemnify, protect, defend and hold harmless Lessee and all Lessee Indemnified Parties from and against all Indemnified Claims arising out of any injury or death of any person or damage to or destruction of property caused by the negligence or willful act of Lessor, its agents, employees or contractors.

(c)                                  Survival; No Release of Insurers:  The indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease.  The covenants, agreements and indemnification obligations in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease.

19.                                 INSURANCE:

(a)                                  Lessee’s Insurance:  On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Lessee commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Lessee agrees to keep in full force and effect, at its sole cost and expense, the insurance specified in this Paragraph 19 below.  Lessor reserves the right to require any other form or forms of insurance as Lessee or Lessor or any mortgagees of Lessor may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates.  Lessor makes no representation that the limits of liability required to be carried by Lessee under the terms of this Lease are adequate to protect Lessee’s interests and Lessee should obtain such additional insurance or increased liability limits as Lessee deems appropriate.

(b)                                 Supplemental Lessee Insurance Requirements:  All polices must be in a form reasonably satisfactory to Lessor and issued by an insurer admitted to do business in the state in which the Building is located.  All policies must be issued by insurers with a policyholder rating of “A” and a financial rating of “VII” at the time of insurance placement in the most recent version of Best’s Key Rating Guide.  All policies must contain a requirement to notify Lessor (and Lessor’s property manager and any mortgagees or ground lessors of Lessor who are named as additional insurers, if any) in writing not less than thirty (30) days prior to any cancellation or other termination thereof.  Lessee agrees to deliver to Lessor, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of Insurance and/or if required by Lessor, certified copies of each policy evidencing the existence of such insurance and Lessee’s compliance with the provisions of this Paragraph 19.  Lessee agrees to cause replacement polices or certificates to be delivered to Lessor not less than thirty (30) days prior to the expiration of any such policy or policies.  If any such initial or replacement polices or certificates are not furnished within the time(s) specified herein, Lessor will have the right, but not the obligation, to obtain such insurance as Lessor deems necessary to protect Lessor’s interests at Lessee’s expense.  If Lessor obtains any insurance that is the responsibility of Lessee under this Paragraph 19, Lessor agrees to deliver to Lessee a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Lessee agrees to promptly reimburse Lessor for such costs as additional rent.  General liability policies must name Lessor and Lessor’s property manager (and at Lessor’s request, Lessor’s mortgagees and ground lessors of which Lessee has been informed in writing) as additional insured and must also contain a provision that the insurance afforded by such policy is primary Insurance and any Insurance carried by Lessor and Lessor’s property manager of Lessor’s mortgagees or ground lessors, if any, will be excess over and non-contributing with Lessee’s insurance.

(c)                                  Lessee’s Insurance Requirements.  Lessee’s Certificates of Insurance must be provided to Lessor prior to occupancy of the Premises and renewals ten (10) days before expiration, as follows:

(i)	Comprehensive or Commercial General Liability Insurance:

	$1,000,000.	Combined Single Limit, each occurrence.

	$1,000,000.	Products/Completed Operations Aggregate.

$50,000.

Fire Legal Liability Limit, per fire, Bodily Injury, Property Damage, Personal Injury and Advertising Injury; Blanket Contractual Liability; Products and Completed Operations Liability; Lessor as an Additional Insured; Severability of Interest, permitting Cross liability among insured; provision stating that tenant’s insurance is primary and non-contributing with any insurance carried by Lessor.

(ii)	Lessee’s Property Insurance:

Special Form (Causes of Loss) coverage of Property owned by Lessee or for which the Lessee is legally liable; full replacement cost basis.

(iii)	Lessee’s Business Interruption Insurance:

Special Form (Causes of Loss) coverage of operations as leased premises; covering three months’ business interruption due to insured peril.

(iv)	Lessee’s Workers’ Compensation and Employer’s Liability Insurance:

Statutory Limits and terms required by State; $1,000,000. Employer’s Liability Limit:

All insurance is to be with licensed insurers having a Best’s rating of “A VII” or better at the time of insurance placement, and must include waiver of subrogation in favor of Lessor with thirty (30) day prenotice of cancellation/non renewal to Lessor.

(d)                                 Lessee’s Use:  Lessee will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building or the Project Common Areas.  If Lessee’s occupancy or business in, or on, the Premises, whether or not Lessor has consented to the same, results in any increase in premiums for the insurance periodically carried by Lessor with respect to the Building or the Project or results in the need for Lessor to maintain special or additional insurance, Lessee agrees to pay Lessor the cost of any such increase in premiums or special or additional coverage as additional rent within ten (10) days after being billed therefor by Lessor.  Lessee agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(e)                                  Cancellation of Lessor’s Policies:  If any of Lessor’s insurance policies are canceled or cancellation is threatened or the coverage reduced or threatened to be reduced in anyway because of the use of the Premises or any part thereof by Lessee or any assignee or subtenant of Lessee or by anyone Lessee permits on the Premises and, if Lessee falls to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Lessee will be deemed to be in material default of this Lease and Lessor may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Lessee shall promptly pay Lessor the reasonable costs of such remedy as additional rent.  If Lessor is unable, or elects not to remedy such condition, then Lessor will have all of the remedies provided for in this Lease in the event of a default by Lessee.

(f)                                    Lessor’s Insurance Requirements:  Lessor shall maintain such insurance as shall from time to time be customary for owners of properties comparable to the Project, provided that such insurance shall include Special Form (Causes of Loss) property insurance with replacement cost coverage on the Building and business income insurance covering 12 months’ rental income.

(g)                                 Waiver of Subrogation:  Lessor and Lessee shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker’s compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party.  If either Lessor or Lessee fails to obtain the requisite subrogation waiver, it shall not thereby be in default hereunder, but it shall indemnify the other party against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver.

20.                                 DAMAGE OR DESTRUCTION:

(a)                                  Partial Destruction:  If the Premises or the Building are damaged by fire or other casualty to an extent that Lessor’s contractor reasonably estimates in a writing delivered to Lessor and Lessee that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date the repair, reconstruction or restoration is commenced, then Lessor agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b)                                 Substantial Destruction:  Any damage or destruction to the Premises or the Building which Lessor is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction.  In the event of a substantial destruction, Lessor may elect to either:  (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Lessee’s termination right contained in Subparagraph 20(d) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Lessee’s receipt of Lessor’s election to so terminate.

(c)                                  Notice:  Under any of the conditions of Subparagraph 20(a) or (b) above, Lessor agrees to give written notice to Lessee of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Lessor’s receipt of the estimate from Lessor’s contractor (the applicable time period to be referred to herein as the “Notice Period”).

(d)                                 Termination Rights:  If Lessor elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Lessor’s contractor estimates that as a result of such damage, Lessee cannot be given reasonable use of and access to the Premises within one hundred eighty (180) days after the date of such damage, then Lessee may terminate this Lease effective upon delivery of written notice to Lessor within ten (10) days after Lessor delivers notice to Lessee of its election to so repair, reconstruct or restore.

(e)                                  Lessee’s Costs and Insurance Proceeds:  In the event of any damage or destruction of all or any part of the Premises, Lessee agrees to immediately (i) notify Lessor thereof, and (ii) deliver to Lessor all property insurance proceeds received by Lessee with respect to any tenant improvements installed by or at the cost of Lessee and any alterations, but excluding proceeds for Lessee’s furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Lessee hereby assigns to Lessor all rights to receive such insurance proceeds.  If, for any reason (including Lessee’s failure to obtain insurance for the full replacement cost of any Lessee Improvements installed by or at the cost of Lessee and any alterations from any and all casualties), Lessee fails to receive insurance proceeds covering the full replacement cost of any such tenant improvements and any alterations which are damaged, Lessee will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto that is to be repaired, reconstructed or restored by Lessor, Lessee agrees to immediately pay to Lessor the full replacement cost of such items, less any insurance proceeds actually received by Lessor from Lessor’s or Lessee’s insurance with respect to such items.

(f)                                    Abatement of Rent:  In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Lessee’s use of the Premises is impaired during such period of repair until such use is restored.  Except for abatement of rent as provided hereinabove, Lessee will not be entitled to any compensation or damages for loss of, or interference with, Lessee’s business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(g)                                 Damage Near End of Term:  Lessor and Lessee shall each have the right to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease where Lessor’s contractor estimates in a writing delivered to Lessor and Lessee the repair, reconstruction or restoration of such damage cannot be complete within sixty (60) days after the commencement of the repair, reconstruction or restoration.  If either party desires to terminate this Lease under this Subparagraph (g), it shall provide written notice to the other party of such election within ten (10) days after its receipt of Lessor’s contractor’s repair estimates.

(h)                                 Waiver of Termination Right:  Lessor and Lessee agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

21.                                 EMINENT DOMAIN:

(a)                                  Substantial Taking:  If the whole of the Premises, or such part thereof as shall substantially interfere with Lessee’s use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b)                                 Partial Taking; Abatement of Rent:  In the event of a taking of a portion of the Premises which does not substantially interfere with Lessee’s use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Lessor will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Lessor receives proceeds therefor from the condemning authority), and rent will be abated with respect to the part of the Premises which Lessee is deprived of on account of such taking.  Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project is taken (whether or not such taking substantially interferes with Lessee’s use of the Premises), Lessor may terminate this Lease upon thirty (30) day’s prior written notice to Lessee if Lessor also terminates the leases of the other tenants of the Building which are leasing comparably sized space for comparable lease terms.

(c)                                  Condemnation Award:  In connection with any taking of the Premises or the Building, Lessor will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Lessee, it being expressly understood and agreed by Lessee that no portion of any such award will be allowed or paid to Lessee for any so-called bonus or excess value, and will be the sole property of Lessor.  Lessee agrees not to assert any claim against Lessor or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Lessee will have the right to recover from the condemning authority (but not from Lessor) any compensation as may be separately awarded or recoverable by Lessee for the taking of Lessee’s furniture, fixtures, equipment and other personal property within the Premises, for Lessee’s relocation expenses, and for any loss of goodwill or other damage to Lessee’s business by reason of such taking.

(d)                                 Temporary Taking:  In the event of taking of the Premises or any part thereof for temporary use for a period ending prior to the expiration of the Term, (i) this Lease will remain unaffected thereby and rent will not abate, and (ii) Lessee will be entitled to receive such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking remains in force at the expiration or earlier termination of this Lease, Lessee will then pay to Lessor a sum equal to the reasonable cost of performing Lessee’s obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Lessee will be excused from such obligations.

22.                                 DEFAULTS AND REMEDIES:

(a)                                  Defaults:  The occurrence of any one or more of the following events will be deemed a default by Lessee:

(i)                                     The abandonment of the Premises by Lessee.

(ii)                                  The failure by Lessee to make any payment of rent or additional rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

(iii)                               The failure by Lessee to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Lessee, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues for a period of thirty (30) days after written notice thereof from Lessor to Lessee.  The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, California Code of Civil Procedure section 1161 regarding unlawful detainer actions and any successor statute or similar law).  If the nature of Lessee’s, default is such that more than thirty (30) days are reasonably required for its cure, then Lessee will not be deemed to be in default if Lessee, with Lessor’s concurrence, commences such cure within such thirty (30) days period and thereafter diligently prosecutes such cure to completion.

(iv)                              (A) the making by Lessee of any general assignment for the benefit of creditors; (B) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (D) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease where such seizure is not discharged within sixty (60) days.

(b)                                 Lessor’s Remedies; Termination:  In the event of any default by Lessee, in addition to any other remedies available to Lessor at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar law), Lessor will have the immediate right and option to terminate this Lease and all rights of Lessee hereunder.  If Lessor elects to terminate this Lease then, to the extent permitted under applicable law, Lessor may recover from Lessee:  (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Lessee proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Lessee proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to:  attorneys’ fees and costs, brokers’ commissions, the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Lessee’s personal property, equipment, fixtures, alterations, the tenant improvements and any other items which Lessee is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any tenant improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Lessor pursuant to this Lease.  The “unamortized value” as used herein shall be determined by calculating the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term.  As used in Subparagraph 22(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)                                  Lessor’s Remedies; Re-Entry Rights:  In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property maybe removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Lessee in accordance with the provisions of Paragraph 13 of this Lease or any other procedures permitted by applicable law.  No re-entry or taking possession of the Premises by Lessor pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction.

(d)                                 Lessor’s Remedies; Re-letting:  If Lessor does not elect to terminate this Lease, Lessor may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Lessor in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting.  If Lessor elects to relet the Premises, then rents received by Lessor from such reletting will be applied:  first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder.  Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee agrees to pay such deficiency to Lessor immediately upon demand therefor by Lessor.  Such deficiency will be calculated and paid monthly.

(e)                                  Lessor’s Remedies; Performance for Lessee:  All covenants and agreements to be performed by Lessee under any of the terms of this Lease are to be performed by Lessee at Lessee’s sole cost and expense and without any abatement of rent.  If Lessee fails to pay any sum of money owed to any party other than Lessor, for which it is liable under this Lease, or if Lessee fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Lessor, Lessor may, without waiving or releasing Lessee from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Lessee.  Lessee agrees to reimburse

Lessor upon demand for all sums so paid by Lessor and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Lessor until reimbursed by Lessee.  This remedy shall be in addition to any other right or remedy of Lessor set forth in this Paragraph 22.

(f)                                    Late Payment:  If Lessee fails to pay any installment of rent within five (5) days of the date when due or it Lessee fails to make any other payment for which Lessee is obligated under this Lease within five (5) days of when due, such late amount will accrue interest at the Interest Rate and Lessee agrees to pay Lessor as additional rent such interest on such amount from the date such amount becomes due until such amount is paid.  In addition, Lessee agrees to pay to Lessor concurrently with such late payment amount, as additional rent, a late charge equal to four percent (4%) of the amount due to compensate Lessor for the extra costs Lessor will incur as a result of such late payment.  Acceptance of any such interest and late charge will not constitute a waiver of the Lessee’s default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.  If Lessee incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Lessee cures the late payments for which such late charges are imposed, Lessor will have the right to require Lessee thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

(g)                                 Rights and Remedies Cumulative:  All rights, options and remedies of Lessor contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Lessee’s indemnification of Lessor pursuant to any provision of this Lease.

23.                                 LANDLORD’S DEFAULT:  Lessor will not be in default in the performance of any obligation required to be performed by Lessor under this Lease unless Lessor falls to perform such obligation within thirty (30) days after the receipt of written notice from Lessee specifying in detail Lessor’s failure to perform; provided however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any default by Lessor, Lessee may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 34 of this Lease.

24.                                 ASSIGNMENT AND SUBLETTING:

(a)                                  Restriction on Transfer:  Except as expressly provided in this Paragraph 24, Lessee will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Lessee (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Lessor.  Notwithstanding anything to the contrary contained herein, Lessee may effect a Transfer, with notice to Lessor but without the necessity of Lessor’s consent and without giving rise to obligation to make any payments pursuant to subparagraph (d) below, in connection with any merger, consolidation or sale of all or substantially all of Lessee’s assets, or to any corporation or other entity that controls, is controlled by or is under common control with Lessee.

(b)                                 Transfer Notice:  If Lessee desires to effect a Transfer requiring Lessor’s consent, then at least thirty (30) days prior to the date when Lessee desires the Transfer to be effective (the “Transfer Date”), Lessee agrees to give Lessor a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Lessee and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Lessor may reasonably require.

(c)                                  Lessor’s Options:  Within fifteen (15) days of Lessor’s receipt of any Transfer Notice, and any additional information requested by Lessor concerning the proposed Transferee’s financial responsibility, Lessor will notify Lessee of its election to do one of the following:  (i) consent to the proposed Transfer subject to such reasonable conditions as Lessor may impose in providing such consent; or (ii) refuse such consent, which refusal shall be on reasonable grounds.

(d)                                 Additional Conditions:  A condition to Lessor’s consent to any Transfer of this Lease will be the delivery to Lessor of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, inform and substance reasonably satisfactory to Lessor.  Lessee agrees to pay to Lessor, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Lessee by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises.  In calculating excess rent or other consideration which may be payable to Lessor under this paragraph, Lessee will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees and other amounts reasonably and actually expanded by Lessee in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Lessor.  No Transfer will release Lessee of Lessee’s obligations under this Lease or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder.  Lessor may require that any Transferee remit directly to Lessor on a monthly basis, all monies due Lessee by said Transferee.  Consent by Lessor to one Transfer will no be deemed consent to any subsequent Transfer.  In the event of default by any Transferee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against such Transferee or successor.  If Lessee effects a Transfer or requests the consent of Lessor to any Transfer (whether or not such Transfer is consummated), then, upon demand, Lessee agrees to pay Lessor a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Lessor’s reasonable attorneys’ fees.

25.           SUBORDINATION:  Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Project, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to:  (i) all ground lease or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Project or any leases thereof, of Lessor’s interest and estate in any of said items, is specified as security.  Notwithstanding the foregoing, Lessor reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease.  If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Lessor’s successor in interest, Lessee agrees to attorn to and become the tenant of such successor in which event Lessee’s right to possession of the Premises will not be disturbed as long as Lessee is not in default under this Lease.  Lessee hereby waives its rights under any law which gives or purports to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event of any such foreclosure proceeding or sale.  To implement the foregoing provisions of this Paragraph 25, Lessee and any existing or future mortgagee, beneficiary or ground or underlying lessor shall execute a commercially reasonable subordination, attornment and non-disturbance agreement (“SNDA”).  As to any future mortgage, deed of trust or ground or underlying lease, Lessee’s covenant to subordinate and attorn is conditioned upon such SNDA being executed by the mortgagee, beneficiary or ground or underlying lessor.  As to any existing mortgage, deed of trust or ground or underlying lease, Lessee shall execute and deliver to Lessor an SNDA concurrently with the execution and delivery of this Lease, and Lessee’s offer to lease that is represented by the execution and delivery of this Lease may only be accepted by the execution and delivery of the SNDA by Lessor and the existing mortgagee, beneficiary or ground or underlying lessor concurrently with Lessor’s execution and delivery of this Lease.

26.           ESTOPPEL CERTIFICATE:  Within fifteen (15) days following any written request which Lessor may make from time to time, Lessee agrees to execute and deliver to Lessor an estoppel certificate certifying as to such facts concerning the status of the Lease as may reasonably be required by Lessor or Lessor’s lender.  Lessor and Lessee intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.  Lessee’s failure to deliver such statement within such time will be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance.  Without limiting the foregoing, if Lessee fails to deliver any such statement within such twenty (20) day period, Lessor may deliver to Lessee an additional request for such statement and Lessee’s failure to deliver such statement to Lessor within ten (10) days after delivery of such additional request will constitute a default under this Lease.

27.           RULES AND REGULATIONS:  Lessee agrees to faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and incorporated herein by this reference as Exhibit B, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Lessor.  Lessor will not be responsible to Lessee for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations, but Lessor shall use reasonable efforts to enforce any Rules and Regulations the non-compliance with which adversely affects Lessee’s use and enjoyment of the Premises.

28.           [INTENTIONALLY DELETED.]

29.                                 DEFINITION OF LANDLORD:  The term “Lessor,” as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any.  In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Lessor arising after the date of such transfer and Lessor provides a copy of such written assumption to Lessee on request.  Lessor and Lessor’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Building, the Premises and/or this Lease without the consent of Lessee, and such transfer or subsequent transfer will not be deemed a violation on Lessor’s part of any of the terms and conditions of this Lease.

30.                                 WAIVER:  The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms.  The subsequent acceptance of rent or any other payment hereunder by Lessor will not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Lessor of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment if such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease.  The consent or approval of Lessor to or of any act by Lessee requiring Lessor’s consent or approval will not be deemed to waive or render unnecessary Lessor’s consent or approval to or of any subsequent similar acts by Lessee.

31.                                 PARKING:  So long as this Lease is in effect, Lessor grants to Lessee a license to use the number and type of parking spaces designated in Subparagraph 1(l) subject to the terms and conditions of this Paragraph 31 and the Rules and Regulations.  So long as this Lease is in effect, Lessee’s visitors and guests will be entitled to use those specific parking areas which are designated for short-term visitor parking and which are located within the parking area(s) that serve the Building.  Lessee will not use or allow any of Lessee’s employees or guests to use any parking spaces which have been specifically assigned by Lessor to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses.  Lessor may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Lessor reasonably determines that it is necessary for orderly and efficient parking or for any other reasonable reason.  Except in connection with an assignment or sublease which is expressly permitted under this Lease, Lessee’s parking rights and privileges described herein are personal to Lessee and may not be assigned or transferred, or otherwise conveyed, without Lessor’s prior written consent, which consent Lessor may withhold in its sole and absolute discretion.  In any event, under no circumstances may Lessee’s parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Lessee’s interest in this Lease.  Lessee shall comply with all rules and regulations regarding parking set forth in this Lease and the Rules and Regulations and Lessee agrees to cause its employees, subtenants, assignees, contractors suppliers, customers and invitees to comply with such rules and regulations.  Lessor reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

32.                                 FORCE MAJEURE:  If either Lessor or Lessee is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption or any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act.  The provisions of this Paragraph 32 will not operate to excuse Lessee from prompt payment of rent or any other payments required under the provisions of the Lease.

33.                                 SIGNS:  Lessor will designate the location on the Premises, if any; for one or more Lessee identification sign(s).  Lessee agrees to have Lessor install and maintain Lessee’s identification sign(s) in such designated location in accordance with this Paragraph 33 at Lessee’s sole cost and expense.  Lessee has no right to install Lessee identification signs in any other location in, on or about the Premises or the Project and will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas.  The size, design, color and other physical aspects or any and all permitted sign(s) will be subject to (i) Lessor’s written approval prior to installation, which approval may be withheld in Lessor’s discretion, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals.  Lessee will be solely responsible for all costs for installation, maintenance, repair and removal of any Lessee identification sign(s).  If Lessee fails to remove Lessee’s sign(s) upon termination of this Lease and repair any damage caused by such removal, Lessor may do so at Lessee’s sole cost and expense.  Lessee agrees to reimburse Lessor for all costs incurred by Lessor to effect any installation, maintenance or removal on Lessee’s account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Lessor including Lessor’s costs, expenses and actual attorneys’ fees with interest thereon at the Interest Rate from the date of Lessor’s demand until paid by Lessee.  Except in connection with any Transfer that does not require Lessor’s consent under Paragraph 24(a), any sign rights granted to Lessee under this Lease are personal to Lessee and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Lessee without Lessor’s prior written consent, which consent Lessor may withhold in its sole and absolute discretion.

34.                                 LIMITATION ON LIABILITY:  In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all successors and assigns of Lessee covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Lessor:  (a) Lessee’s recourse against Lessor for monetary damages will be limited to Lessor’s interest in the Building including, subject to the prior rights of any Mortgagee, Lessor’s interest in the rents of the Building and any insurance proceeds payable to Lessor; (b) except as may be necessary to secure jurisdiction, no partner of Lessor shall be sued or named as a party in any suit or action and no service of process shall be made against any partner of Lessor, (c) no partner of Lessor shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Lessor and any judgment taken against any partner of Lessor may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any partner of Lessor; (f) the obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Lessor, and Lessee shall no seek recourse against the individual partners, directors, officers of shareholders of Lessor or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Lessor and also any partner of Lessor.

35.                                 FINANCIAL STATEMENTS:  Prior to the execution of this Lease by Lessor and at any time during the Term of this Lease in connection with the sale or refinancing of the Project, upon ten (10) days prior written notice from Lessor, Lessee agrees to provide Lessor with a current financial statement for Lessee and any guarantors of Lessee and financial statement for the two (2) years prior to the current financial statement year for Lessee and any guarantors of Lessee.  Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Lessee, audited by an independent certified public accountant.

36.                                 QUIET ENJOYMENT:  Lessor covenants and agrees with Lessee that upon Lessee paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Lessee’s part to be observed and performed under this Lease, Lessee may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

37.                                 MISCELLANEOUS:

(a)                                  Governing Laws:  This Lease shall be governed by and construed solely pursuant to the laws of the State of California.

(b)                                 Successors and Assigns:  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c)                                  Professional Fees and Costs:  If either Lessor or Lessee should bring suit against the other with respect to this Lease, then all cost and expenses, including without limitation, actual professional fees and costs such as appraiser, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.  As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery, and (v) bankruptcy litigation.

(d)                                 Terms and Headings:  The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e)                                  Time:  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(f)                                    Prior Agreement; Amendments:  This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease.  This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease.  There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease.  No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g)                                 Separability:  The Provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(h)                                 Recording:  Neither Lessor nor Lessee shall record this Lease nor a short form memorandum thereof without the consent of the other.

(i)                                     Counterparts:  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(j)                                     Nondisclosure of Lease Terms:  Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor.  Disclosure of the terms could adversely affect the ability of Lessor to negotiate other leases and impair Lessor’s relationship with other tenants.  Accordingly, Lessee agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper of other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Lessor, provided, however, that Lessee may disclose the terms to prospective subtenants or assignees under this Lease.

38.                                 EXECUTION OF LEASE:

(a)                                  Joint and Several Obligations:  If more than one person or entity executes this Lease as Lessee, their execution of the Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Lessee, and (ii) the term “Lessee” as used in this Lease means and includes each of them jointly and severally.  The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease as Lessee with the same force and effect as if each and all of them had so acted or so given or received which notice or refund of so signed.

(b)                                 Lessee as Corporation or Partnership:  If Lessee executes this Lease as a corporation or partnership, then Lessee represents and warrants that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Lessee’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Lessee, a copy of which is to be delivered to Lessor on execution hereof, if requested by Lessor, and in accordance with the by-laws of Lessee, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Lessor on execution hereof, if requested by Lessor, and that this Lease is binding upon Lessee in accordance with its terms.

(c)                                  Examination of Lease:  Submission of this instrument by Lessor to Lessee for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Lessor and Lessee.

39.                                 Option to Extend.  Lessor hereby grants to Lessee an option (the “Option”) to extend the term of the Lease, for an additional period of three (3) years (the “Option Term”).  The Option must be exercised, if at all, by written notice (an “Option Notice”) delivered by Lessee to Lessor not later than six (6) months prior to the end of the term then in effect.  Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the end of the term then in effect, Lessee (i) is in default under the Lease, which default has not been cured as of the date in question, (ii) has assigned all or any portion of this Lease or its interest therein except in a transaction that does not require Lessors consent, or (iii) has sublet fifty percent (50%) or more of the Premises except in a transaction that does not require Lessor’s consent.  Provided Lessee has properly and timely exercised the Option, the term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that (y) Lessee shall pay initial base rent determined as set forth below in this paragraph, and (z) after the exercise of the Option, Lessee shall have no options remaining.  Lessor shall have no obligation whatsoever in connection with any extension of the term of this Lease to remodel, alter or improve the Premises for use by Lessee, to provide any improvement or construction allowance to Lessee, or to pay or reimburse Lessee for any remodeling, alterations or improvements to the Premises.  The initial base rent during the Option Term shall be ninety-five percent (95%) of the fair market rental value of the Premises as of the commencement of the Option Term, determined as provided below.  As used herein, “fair market rental value” shall mean the projected prevailing rental rate as of the first day of the Option Term for similar commercial space improved or presumed to be improved with Lessee improvements of substantially similar age, quality and layout as then existing in the Premises and situated in similar office buildings in the Sierra Point area of San Mateo County, including without limitation annual increases in the base rent, taking into account all relevant factors, including term, the presence or absence of leasing commissions, and the presence or absence of tenant concessions.  Promptly after delivery of the Option Notice, Lessor and Lessee shall meet and confer and attempt to agree upon the fair market rental value of the Premises.  If they are notable to agree, either party may give written notice to the other that the fair market rental value is to be determined by appraisal as provided herein.  Within twenty (20) days following such notice, each party shall by written notice to the other appoint an independent and qualified appraiser.  Each of such appraisers shall, within thirty (30) days, following appointment, give written notice to both parties of the appraiser’s determination of fair market rental value.  If the determinations of such appraisers are in agreement, the initial base rent for the Option Term shall be ninety-five percent (95%) of the fair market rental value so determined.  If the difference between such determinations is five percent (5%) of the higher appraisal or less, the average of the two determinations shall be the fair market rental value.  If the difference is more than such percentage, then during the ten-day period following the appraisers’ determinations, Lessor and Lessee shall again meet and confer and attempt to agree upon the fair market rental value of the Premises.  If they are not able to agree, the two appraisers shall appoint an independent M.A.I. appraiser with not less than five (5) years experience with office leases in the area in which the building is located.  Within thirty (30) days following appointment, the third appraiser shall on written notice to the parties determine the fair market rental value, which determination shall be binding upon the parties.  Each party shall pay the fees and expenses of the appraiser appointed by it and one-half of the fees and expenses of the third appraiser.  If base rent has not been determined as of the commencement of the Option Term, Lessee shall pay the Base Rent in the amount specified by Lessor until base rent is finally determined.  Upon such determination any overpayment or underpayment of base rent shall be reconciled.

40.                                 Right of First Offer.  Lessor shall notify Lessee in the event any space in the building becomes available for lease during the term hereof.  Subject to any prior existing rights of other tenants in the building, Lessee shall have the first opportunity to negotiate with Lessor to lease such available space.  If (a) Lessee does not respond to Lessor’s notice of availability within five (5) days of its receipt thereof, (b) Lessor and Lessee do not sign a letter of intent as to the basic economic terms for the lease of the available space within ten (10) days of Lessee’s receipt of the notice of availability, or (c) Lessor and Lessee do not sign a lease for the available space within thirty (30) days of Lessee’s receipt of the notice of availability, then in any such event Lessor shall be free to market and lease the available space to any other prospective tenant without Lessee having any further rights with respect thereto until the space again becomes available for lease.  Space that is currently available within the building as of the Commencement Date shall not be subject to the terms of this paragraph.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

LESSOR:

SIERRA POINT INVESTORS, LLC

By.	Sierra Point Management, Inc.
Manager

By:	/s/ Jim Blake

Its:	EVP

LESSEE:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung

Its:	CEO

EXHIBIT A

FLOOR PLAN OF PREMISES

[Graphic showing “Second Floor Plan”]

EXHIBIT B

RULES AND REGULATIONS

A.                                   General Rules and Regulations.  The following rules and regulations govern the use of the Building and the Project Common Areas.  Lessee will be bound by such rules and regulations and agrees to cause Lessee s authorized users, its employees, sublessees, assignees, contractors, suppliers, customers and invitees to observe the same.

1.                                       Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Project without the prior written consent of Lessor.  Lessor will have the right to remove, at Lessee’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Lessee and under the direction of Lessor by a person or company designated or approved by Lessor.

2.                                       If Lessor objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Lessee will immediately discontinue such use.  Lessee agrees not to place anything against or near glass partitions or doors or windows that may appear unsightly from outside the Premises including from within any interior common areas.

3.                                       Lessee will not obstruct any sidewalks, halls, passages, exits, entrances, or stairways of the Project.  The halls, passages, exits, entrances and stairways are not open to the general public, but are open, subject to reasonable regulation, to Lessee’s business invitees.  Lessor will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Lessor would be prejudicial to the safety, character, reputation and interest of the Project and its Lessees, provided that nothing herein contained will be construed to prevent such access to persons with whom any Lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.  No Lessee and no employee or invitee of any Lessee will go on the roof of the Building.

4.                                       Lessee will not obtain for use on the Premises ice, drinking water, food, food vendors, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Lessor.  Lessor expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Project except as may be expressly permitted under the Lease.  Lessor reserves the right to restrict and regulate the use of the common areas of the Project and Building by invitees of Lessees providing services to Lessees on a periodic or daily basis including food and beverage vendors.  Such restrictions may include limitations on time, place, manner and duration of access to a Lessee’s premises for such purposes.

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5.                                       Lessor reserves the right to require Lessee to periodically provide Lessor with a written list of any and all business invitees which periodically or regularly provide goods and services to Lessees at the Premises.  Lessor reserves the right to preclude all vendors from entering or conducting business within the Building and the Project if such vendors are not listed on a Lessee’s list of requested vendors.

6.                                       Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m., and 8:00 a.m. the following business day, or such other hours as may be established from time to time by Lessor, and on Saturdays, Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified.  Lessee will be responsible for all persons for whom it requests passes and will be liable to Lessor for all acts of such persons.  Lessor will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  Lessor reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7.                                       The directory of the Building or the Project will be provided exclusively for the display of the name and location of Lessees only and Lessor reserves the right to exclude any other names therefrom.

8.                                       All cleaning and janitorial services for the Project and the Premises will be provided exclusively through Lessor, and except with the written consent of Lessor, no person or persons other than those approved by Lessor will be employed by Lessee or permitted to enter the Building for the purpose of cleaning the same.  Lessee will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9.                                       Lessor will furnish Lessee, free of charge, with two keys to each door lock in the Premises.  Lessor may make a reasonable charge for any additional keys.  Lessee shall not make or have made additional keys, and Lessee shall not alter any lock or install any new additional lock or bolt on any door of the Premises.  Lessee, upon the termination of its tenancy, will deliver to Lessor the keys to all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, will pay Lessor therefor.

10.                                 If Lessee requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Lessor’s approval, and comply with, Lessor’s reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Lessor.

11.                                 No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building except between such hours as may be designated by Lessor.  Lessee’s initial move in and subsequent deliveries of bulky times, such as furniture, safes and similar items will, unless others agreed in writing by Lessor, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday.  Deliveries during normal office hours shall be limited to normal office supplies and other small items.  No deliveries will be made which impede or interfere with other Lessees or the operation of the Building.

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12.                                 Lessee will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Lessor will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building.  Heavy objects will, if considered necessary by Lessor, stand on such platforms as determined by Lessor to be necessary to properly distribute the weight, which platforms will be provided at Lessee’s expense.  Business machines and mechanical equipment belonging to Lessee, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to any Lessees in the Building or Lessor, are to be placed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration.  Lessee will be responsible for all structural engineering required to determine structural load, as well as the expense thereof.  The person employed to move such equipment in or out of the Building must be reasonably acceptable to Lessor.  Lessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will repaired at the expense of Lessee.

13.                                 Lessee will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Lessee will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations, nor will Lessee bring into or keep in or about the Premises any birds or animals.

14.                                 Lessee will not use any method of heating or air conditioning other than that supplied by Lessor without Lessors prior written consent.

15.                                 Lessee will not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice, and will refrain from attempting to adjust controls.

16.                                 Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building.  Without the written consent of Lessor, Lessee will not use the name of the Building or the Project in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

17.                                 Lessee will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Lessee and its employees leave the Premises.  Lessee will be responsible for any damage or injuries sustained by other Lessees or occupants of the Building or by Lessor for noncompliance with this rule.

18.                                 The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage

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resulting from any violation of this rule will be borne by the Lessee who, or whose employees or invitees, break this rule.  Cleaning of equipment of any type is prohibited.

19.                                 Lessee will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other good or merchandise to the general public in or on the Premises.  Lessee will not use the Premises for any business or activity other than that specifically provided for in this Lease.  Lessee will not conduct, nor permit to be conducted, either voluntarily or Involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent, which Lessor may withhold in its sole and absolute discretion.

20.                                 Lessee will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project without Lessor’s consent, and subject to approval of Lessee’s plans, which approval shall not be unreasonably withheld, Lessor hereby consents to Lessee’s installation of a dish antenna on the roof of the Building, and the installation of cabling in the a vertical riser connecting the antenna signal to the Premises.  Lessee will not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

21.                                 Except for the ordinary hanging of pictures and wall decorations, Lessee will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations.  Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Lessee will not cut or bore holes for wires.  Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor.  Lessee shall repair any damage resulting from noncompliance with this rule.

22.                                 Lessee will not install, maintain or operate upon the Premises any vending machines without the written consent of Lessor.

23.                                 Lessor reserves the right to exclude or expel from the Project any person who, in Lessor’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.                                 Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor.  Lessee will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal is to be made on accordance with directions issued from time to time by Lessor.

25.                                 The Premises will not be used for lodging or for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.  No cooking will be done or permitted on the Premises without Lessor’s consent, except the use by Lessee of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be

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permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.                                 Neither Lessee nor any of Its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve.  Lessee will not bring any other vehicles of any kind into the Building.

27.                                 Lessee agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

28.                                 Lessee assume any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.                                 To the extent Lessor reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the Lessees in the Building or the Project, Lessor may do so subject to reasonable, non-discriminatory additional rules and regulations.

30.                                 Lessor prohibits smoking in the Building.

31.                                 These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.  Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee of any other Lessee, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other Lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees of the Project.

32.                                 Lessor reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein.  Lessee agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted.  Lessee is responsible for the observance of all the foregoing rules by Lessee’s employees, agents, clients, customers, invitees and guests.

B.                                     Parking Rules and Regulations.  The following rules and regulations govern the use of the parking facilities which serve the Building.  Lessee will be bound by such rules and regulations and agrees to cause its employees, sublessees, assignees, contractors, suppliers, customers and invitees to observe the same:

1.                                       Lessee will not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, sublessees, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities.  Lessee will strictly observe, and cause its employees to observe, the limitations on number of parking spaces assigned to Lessee.  No vehicles are to be left in the parking areas overnight and no vehicles are

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to be parked in the parking areas other than normally sized passenger automobiles, motorcycle and pick-up trucks.  No extended term storage of vehicles is permitted.

2.                                       Vehicles must be parked entirely within painted stall lines of a single parking stall.

3.                                       All directional signs and arrows must be observed.

4.                                       The speed limit within all parking areas shall be five (5) miles per hour.

5.                                       Parking is prohibited:  (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where “no parking” signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Lessor.

6.                                       Lessor reserves the right, without cost or liability to Lessor, to tow any vehicle if such vehicle’s audio theft alarm system remains engaged for an unreasonable period of time.

7.                                       Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8.                                       Lessor may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator’s car to removal, at such car owner’s expense.  Lessee agrees to use its best efforts to acquaint its employees, sublessees, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9.                                       Lessor reserves the right, without cost or liability to Lessor, to tow any vehicles which are used or parked in violation of these rules and regulations.

10.                                 Lessor reserves the right from time to time to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

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EXHIBIT C

APPROVED TENANT IMPROVEMENTS

[Graphic showing approved tenant improvements on “Second Floor Plan”]

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “Amendment”), dated as of the 16th day of June, 2004, is made by and between SIERRA POINT INVESTORS, LLC, a California limited liability company (“Landlord”), and IGN ENTERTAINMENT, INC. (“Tenant”).

RECITALS:

This Amendment is entered into upon the basis of and with respect to the following facts, understandings and intentions of the parties:

A.                                   Under a certain Office Lease (the “Lease”), dated October 20, 2003, Landlord leased to Tenant certain premises comprising the entire second floor of the building located at 8000 Marina Boulevard, Brisbane, California (the “Building”).

B.                                     Landlord and Tenant now desire to modify the Lease to provide for an expansion of the leased Premises to include the Additional Premises (as defined below), and to provide for certain other modifications to the Lease, all upon the terms and conditions more particularly set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree to modify the Lease, as follows:

1.                                       Effective Date.  This Amendment shall be effective as of August 1, 2004 (the “Effective Date”).

2.                                       Defined Terms.  Terms which are defined in the Lease shall have the same meaning when used in this Amendment unless otherwise expressly provided herein.

3.                                       Expansion Premises.  Upon and as of the Effective Date, the “Premises” as defined in the Lease shall mean the original Premises and the Additional Premises for all purposes except as otherwise set forth herein.  The “Additional Premises” shall mean and refer to the entire fourth (4th) floor of the Building, comprised of approximately 25,028 rentable square feet of area.

4.                                       Rent for Additional Premises.  The Base Rent due under the Lease with respect to the Additional Premises will be as follows:

Date	Base Monthly Rent
August 1, 2004 - November 30, 2004	$0
December 1, 2004 - July 31, 2005	$43,799
August 1, 2005 - July 31, 2006	$45,050
August 1, 2006 - July 31, 2007	$46,302
August 1, 2007 - July 31, 2008	$47,553
August 1, 2008 - July 31, 2009	$50,056
August 1, 2009 - December 31, 2009	$53,810

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5.                                       Lessee’s Percentage.  Lessee’s Percentage shall be 25.75%.

6.                                       Furniture.  Tenant shall have use of the existing furniture owned by Landlord and located within the Additional Premises during the Term, as outlined in Schedule 1 hereto.  Provided Tenant remains in possession of the Additional Premises and occupies for its own use not less than 15,000 s.f. of the Additional Premises throughout the term hereof with no uncured default under the Lease, Landlord shall provide Tenant the option to purchase such furniture at Lease expiration for the sum of Ten Dollars ($10.00).

7.                                       Tenant Improvements.  Landlord shall provide the Additional Premises to Tenant in their existing AS IS condition.  Landlord acknowledges that Tenant and the prior occupant of the floor desire to install a demising wall to permit a sublease arrangement for sharing of the floor.  Subject to Landlord’s prior approval of the plans therefore, Landlord shall permit such demising wall to be installed at the sole cost of Tenant and/or its sublessee, and at the election of Tenant the demising wall may be installed prior to the Effective Date subject to Tenant’s receipt of necessary governmental permits for the construction.  Tenant shall not be obligated to remove the demising wall at the expiration or earlier termination of the Lease.  Any alterations or improvements to the Additional Premises shall require Landlord’s prior approval, not to be unreasonably withheld, and shall be subject to the terms and conditions of the Lease.

8.                                       Parking.  Tenant shall have the right to use an additional eighty-three (83) unassigned parking spaces at the Project, for a total of one hundred sixty-six (166) spaces, subject to and upon the terms and conditions of the Lease.

9.                                       Security Deposit.  Upon Tenant’s execution hereof, Tenant shall tender to Landlord payment of the first month’s rent (for December, 2004) and an additional security deposit in the amount of $53,810, for a total security deposit of $111,372.

10.                                 Signage.  Landlord shall provide Tenant with building standard identification on the Building multi-tenant directory on the ground floor lobby.  Notwithstanding anything to the contrary contained in Paragraph 33 of the Lease, Landlord will permit Tenant to install not more than two (2) exterior parapet level Building signs, so long as (i) there is no uncured default in respect of the monetary obligations under the Lease, and (ii) Lessee leases at least two (2) full floors of the building and occupies for its own use not less than 40,000 square feet of space within the Premises.  Said signage shall be subject to the prior approval of all governmental agencies and Landlord’s review of design criteria and the placement of such sign(s).  The signage rights provided herein shall be subject to existing rights of existing tenants in the Building as of the date hereof.  Tenant’s ability to obtain approval for such signage is not a condition to the effectiveness of this Amendment.

11.                                 Sublease.  Landlord acknowledges that Tenant intends to sublet to Harcourt, Inc. the portion of the Additional Premises shown on Exhibit A attached hereto, the rentable area of which is approximately 7,989 s.f.  Landlord hereby consents to such sublease, subject to its review of a copy of the fully executed sublease instrument, and waives the administrative fee otherwise due under Paragraph 24(d) of the Lease with respect to such sublease.

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12.                                 Conditions to this Amendment.  This Amendment is expressly made subject to satisfaction of the following conditions precedent: (i) termination of the existing lease with Classroom Connect on terms and conditions acceptable to Landlord, (ii) Wiley Technology waiving their first right of refusal to negotiate a lease for the Additional Premises, and (iii) Lender approval of the final terms of this Amendment.  Landlord shall use its best efforts to cause the foregoing conditions to be satisfied by July 30, 2004, but if they are not so satisfied by such date, Tenant may terminate this Amendment by notice of termination given to Landlord at any time thereafter but prior to the satisfaction of such conditions.

13.                                 Interpretation of Amendment.  This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment.  All provisions of the Lease that are affected by this Amendment shall be deemed amended regardless of whether or not specified in this Amendment.  Accordingly, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.

14.                                 No Agent or Broker.  Landlord and Tenant each represents and warrants to the other that it has not dealt with any agent or broker representing them in this transaction.  Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claim for commission, finder’s fee, or advisory fee from CB Richard Ellis in connection with this transaction.  Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for commission, finder’s fee, or advisory fee from BT Commercial in connection with this transaction.

15.                                 Multiple Counterparts.  This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument.  The parties contemplate that they maybe executing counterparts of this Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

16.                                 Entire Agreement.  This Amendment constitutes the entire agreement of Landlord and Tenant with respect to the subject matter and supersedes any and all oral and written agreements and understandings by and between the parties prior to the date hereof.

17.                                 Ratification.  The Lease, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

“Landlord”:
SIERRA POINT INVESTORS, LLC,
a California limited liability company

By:	Sierra Point Management, Inc. Manager

By:	/s/ James A. Blake
Name:	James A. Blake
Its:	EVP

“Tenant”:
IGN ENTERTAINMENT, INC.

By:	/s/ Mike Sheridan
Name:	Mike Sheridan
Its:	CFO
Date:	7-1-04

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EXHIBIT A

[ILLUSTRATION OF RENTABLE AREA]

SCHEDULE 1

[ILLUSTRATION – 8000 MARINA BLVD., 4TH FLOOR]

INVENTORY TO BE TURNED OVER

Reception Area:	4 Green chairs
1 20 x 48 Blond Table
1 20 x 42 Blond Table
1 18 x 18 Blond Table

Ikea Lounge Chairs:	6 Red
5 Yellow

Book Cases:	(4) 72 x 36 x 12 Brown
(4) 72 x 36 x 12 Blonde
(10) 72 x 33 x 13 Blonde

Conference Rooms:	(1) 54 x 167 Oval Blonde Table
(1) 46 x 118 Oval Blonde Table
(1) 48 x 98 Rectangular Dark Table
(1) Small Blond Rolling Table \
(1) 72 x 18 Dark Table
(16) Black Conference Room Chairs
(20) Mauve Conference Room Chairs
(13) Stackable Black Chairs w/Arms
(1) Smartboard
(1) Ceiling Mounted Projector

File Cabinets:	(6) 52 x 15 x 25 4-Drawer
(2) 29 x 15 x 27 2-Drawer
(4) 54 ½ x 36 x 18 4-Drawer Lateral Beige
(4) 66 ½ x 42 x 19 4-Drawer Lateral Gray
(1) 3-Drawer Rolling Beige
(1) 3-Drawer Lateral Beige
(5) 39 x 18 x 36 3-Drawer Lateral Gray
(1) 2-Drawer Rolling Beige
(1) 2-Drawer Lateral
(1) 56 ½ x 21 x 32 Fireproof Safe

Miscellaneous Items:
(137) Black Office Chairs
(3) 46 Inch Square Rolling Table
(1) 60 x 30 Rectangular Rolling Table
(2) 42 x 18 x 39 Inscape 2 Door Gray Cabinet
(2) 48 x 18 x 84 Gray Shelving Storage Unit
(3) 34 ½ x 13 ½ x 78 Black Shelving Storage Unit

Cubes:	148) 7’ X 7’ Inscape Platform Workstations

SUBLEASE

THIS SUBLEASE (“Sublease”) dated as of June 16, 2004, is made between IGN ENTERTAINMENT, INC. (“Sublandlord”), and HARCOURT, INC. (“Subtenant”).

RECITALS

A.                                   Sierra Point Investors, LLC as lessor (“Master Lessor”), and Sublandlord as lessee, executed that certain Office Lease dated October 20, 2003, as amended by that certain First Amendment to Office Lease (the “Master Lease’”) (a copy of which is attached hereto as Exhibit A and incorporated herein by this reference) pursuant to which Master Lessor leased to Sublandlord and Sublandlord leased from Master Lessor certain premises consisting of the 2nd and 4th floors of 8000 Marina Boulevard, Brisbane, California (the “Premises”).  Terms which are defined in the Master Lease shall have the same meaning when used in this Sublease, unless otherwise provided herein.

B.                                     Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord, that portion of the Premises consisting of approximately 7,989 rentable square feet, which for all purposes shall be conclusively deemed to be 7,989 rentable square feet, of the Premises, including Subtenant’s share of common area, which portion is identified as Classroom.com on Exhibit B (“Subleased Premises”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.                                       Sublease.  Sublandlord subleases to Subtenant on the terms and conditions contained in this Sublease the Subleased Premises.

2.                                       Warranty by Sublandlord.  Sublandlord warrants to Subtenant that the Master Lease has not been amended or modified except as expressly set forth in this Sublease; that Sublandlord is not now, nor as of the commencement of the “Term” (defined below); nor during the Term, will be, in default or breach of any of the provisions of the Master Lease.  To Sublandlord’s knowledge, there is no other agreement that would affect Subtenant’s use of the Subleased Premises.

3.                                       Term.  The term of this Sublease (“Term’’) shall commence on August 1, 2004, and shall end on May 31, 2005, unless terminated sooner in accordance with the provisions of this Sublease.  Prior to the commencement of the Term, Sublandlord shall cause to be installed partitions demising the Subleased Premises and a one-hour fire-rated vestibule as shown on Exhibit B (subject to any modifications that may be required to obtain regulatory approval) (the “Demising Wall”), the cost of which work shall be borne equally by Sublandlord and Subtenant.  If for any reason Sublandlord has not installed the Demising Wall on or before the commencement of the Term, Sublandlord shall not thereby be subject to any liability, the Term shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall be abated until tender of possession, and Sublandlord shall not take possession of the remaining portions of the Premises located on the 4th floor of the subject office building.  The parties recognize and agree Subtenant is already in possession of the Subleased Premises pursuant to another lease with the Master Landlord which will be terminating, and Subtenant’s

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possession of the Subleased Premises shall not be disturbed due to any failure or delay in Sublandlord installing the Demising Wall.

4..                                    Rent.

(a)                                  Base Rent.  Subtenant shall pay to Sublandlord as base rent (“Base Rent”), without deduction, setoff, notice, or demand, at 8000 Marina Boulevard, Brisbane, California or at any other place Sublandlord designates by notice to Subtenant, the sum of $13,981 per month for each month of the Term.  If Subtenant elects to extend the Term pursuant to Section 11, Base Rent for the extended Term shall be $13,981 per month for June and July 2005, and $14,380 per month for August through November 2005.  Base Rent shall be paid in advance of the first day of each month of the Term.  Subtenant shall pay to Sublandlord on execution of this Sublease the sum of $13,981 as Base Rent for the first month.  If the Term begins or ends on a day other than the first or last day of a month, the Base Rent for the partial months shall be prorated on a per diem basis.

(b)                                  Operating Expenses.  Subtenant shall pay to Sublandlord as additional rent 15.96% of all amounts that Sublandlord is obligated under Paragraph 6 (b) of the Master Lease to pay to Landlord with respect to Operating Expenses, which shall be billed monthly to Subtenant.  The reconciliation of estimated to actual Operating Expenses shall be effected once the Actual Statement, as defined in Paragraph 6(c) of the Master Lease, is delivered to Sublandlord by Master Lessor, and the reconciliation obligation shall survive the expiration of the Term.  Subtenant shall not be obligated for any increase in Operating Expenses resulting from a modification or amendment of the Master Lease subsequent to the date hereof.

5.                                       Security Deposit.  Subtenant shall deposit with Sublandlord on execution of this Sublease the sum of $13,981 in cash as security for Subtenant’s faithful performance of Subtenant’s obligations under this Sublease (“Security Deposit’).  The amount of the Security Deposit, upon Sublandlord’s written request shall be increased at any time that the Base Rent is increased so that the amount of the Security Deposit shall at all times bear the same ratio to the current Base Rent that the initial Security Deposit bears to the initial Base Rent.  If Subtenant fails to pay rent or other charges when due under this Sublease, or fails to perform any obligations under this Sublease, Sublandlord may use any portion of the Security Deposit for the payment of any rent or other amount then due and unpaid, within ten (10) days after written demand by Sublandlord, for the payment of any other sum for which Sublandlord may become obligated because of Subtenant’s default or breach, or for any loss sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord uses any portion of the Security Deposit, Subtenant shall, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount originally deposited.  Subtenant’s failure to do so shall constitute a default under this Sublease.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  If Sublandlord assigns its interest in this Sublease, Sublandlord shall deliver to its assignee as much of the Security Deposit as Sublandlord then holds.  Within ten (10) days after the Term has expired or Subtenant has vacated the Subleased Premises, whichever occurs last, Sublandlord shall pay to Subtenant the Security Deposit, or as much as remains that has not been applied by Sublandlord, less any amount required to cover incurred Subtenant defaults.

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6.                                       Use of Subleased Premises.  The Subleased Premises shall be used and occupied only for the uses permitted by the Master Lease, which shall be deemed to include software research and development, and marketing.

7.                                       Assignment and Subletting.  Subtenant shall not assign this Sublease or further sublet, transfer or allow any third party to use or occupy all or any part of the Subleased Premises without the prior written consent of Sublandlord and Master Landlord, which consent shall not be unreasonable withheld or delayed.  Notwithstanding the foregoing, Subtenant shall have the right, with notice to Sublandlord, but without necessity of, Sublandlord’s consent, to sublease or assign Subtenant’s interest in the Sublease to any person, corporation or other entity which (a) is a parent, subsidiary or commonly controlled affiliate of Subtenant; (b) merges or enters into any similar business combination with Subtenant; (c) acquires control (i.e., 50% or more of the stock) of Subtenant; (d) acquires substantially all of the assets of Subtenant; or (e) results from any corporate reorganization, including a so-called spin-off, of Subtenant or any parent of Subtenant.  In the event of such assignment or sublease, the assignee or sublessee shall assume all of Subtenant’s obligations (except, in the case of a sublease, the obligation to pay rent) under the Sublease, including with respect to use of the Sublet Premises; provided, however, that no such assumption shall release Subtenant from, and Subtenant shall remain fully liable for, performance of the Subtenant’s obligations under the Sublease.  Subtenant shall provide Sublandlord with a copy of any such assignment or sublease within a reasonable period after execution thereof..

8.                                       Incorporation of Master Lease Provisions.  This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease.  Except as provided to the contrary herein, Subtenant shall perform the obligations of Sublandlord as lessee under the Master Lease which accrue on or after the commencement of the Term to the extent such obligations are applicable to the Subleased Premises.  Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any of the terms or conditions of the Master Lease.

Except as contrary to the express terms of this Sublease, all the terms and conditions contained in the Master Lease are hereby incorporated as terms and conditions of this Sublease (with each reference in the Master Lease to “Lessor” or “Landlord” and to “Lessee” or “Tenant” to be deemed to refer to Sublandlord and Subtenant, respectively, hereunder, all references to the term “Lease” to be deemed to refer to this Sublease and all references to “Premises,” to be deemed to refer to “Subleased Premises”), and along with all of the provisions set forth herein, shall be the complete terms and conditions of this Sublease.  Notwithstanding the foregoing, (a) the following provisions of the Master Lease expressly are not incorporated except as otherwise provided herein:  Paragraphs 1, 3, 4, 5 (a) and (b), 6, 7, 9, 10, 33, 39 and 40, (b) Subtenant’s general liability policy of insurance shall name as additional insureds those specified in subparagraph 19(b) of the Master Lease as well as Sublandlord, (c) Subtenant’s waiver of subrogation, as incorporated through subparagraph 19(g) of the Master Lease, shall be in favor of Master Lessor as well as Sublandlord, (d) Sublandlord’s waiver of subrogation, as incorporated through subparagraph 19(g) of the Master Lease, shall be in favor of Master Lessor as well as Subtenant, and (e) the number of parking spaces to which Subtenant shall be entitled pursuant to Paragraph 31 of the Master Lease shall be 25.

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Sublandlord shall not be responsible for the performance or the furnishing of any repair, replacement or other obligations or services regarding the Subleased Premises which are required to be performed or provided by Master Lessor under the Master Lease and Subtenant agrees to look solely to Master Lessor for the performance of such obligations.  Sublandlord shall have no liability to Subtenant for any failure by Master Lessor to perform its obligations under the Master Lease, nor shall such failure by Master Lessor excuse performance by Subtenant of its obligations under this Sublease; provided, however, Sublandlord shall use commercially reasonable efforts to cause Master Lessor under the Master Lease to perform all of the obligations of Master Lessor thereunder to the extent said obligations apply to the Subleased Premises.

Sublandlord shall not voluntarily terminate or amend the Master Lease to Subtenant’s detriment without Subtenant’s prior written consent which shall not be unreasonably withheld.  If the Master Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination.  In the event Master Lessor provides to Subtenant a written notice of default by Sublandlord and demands payment of Base Rent and Operating Expenses, or any other amounts which may be owing by Subtenant pursuant to the terms and conditions of this Sublease, Subtenant shall thereafter make payment directly to Master Lessor until written notice is received otherwise from Mater Lessor.

In the event of a conflict between any term actually written into this Sublease and any term hereof resulting from incorporation of Master Lease terms pursuant to this Section 8, the term actually written into this Sublease shall take precedence and govern.

9.                                       Attorney Fees.  If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit including reasonable attorney fees.

10.                                 Brokers.  Sublandlord and Subtenant each warrants that it has not dealt with any real estate broker in connection with this transaction.  Sublandlord and Subtenant, as the case may be, shall indemnify, defend, and hold the other harmless against any damages incurred as a result of a breach of the warranty contained in this Section 10 by such breaching party.

11.                                 Option to Extend.  Provided that there is no uncured default hereunder by Subtenant and Subtenant has not assigned this Sublease or sublet the Subleased Premises, Subtenant shall have the option to extend the Term to November 30, 2005, exercisable by notice given to Sublandlord on or before December 1, 2004.

12.                                 Use of Furniture.  Subtenant shall have the right to use the furniture located within the Subleased Premises during the Term without charge, and shall return such furniture on the expiration or sooner termination of the Term in the same condition as received, reasonable wear and tear excepted.

13.                                 Notices.  All notices, demands, requests or consents (collectively referred to as “notices”) that may be required or permitted by either party to the other shall be in writing, addressed to the party at the address specified below or to any other place the party may from

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time to time designate in a notice to the other.  All notices shall be sent by United States Mail, postage prepaid, or by reputable overnight courier service such as DHL or Federal Express, or may be delivered in person.  Notices shall be deem given when received or when delivery is refused by or on behalf of the intended recipient.

To Sublandlord:	8000 Marina Boulevard, Suite 200 Brisbane, CA 94005 Attn: President

To Subtenant:	6277 Sea Harbor Drive Orlando, FL 32887 Attention: V.P. - Corporate Services and Real Estate

14.                                 Attornment.  If the Master Lease terminates, Subtenant will, if requested, attorn to Master Landlord and recognize Master Landlord as Sublandlord under this Sublease, subject to the terms and conditions of this Sublease.

15.                                 Entire Agreement.  This Sublease sets forth all the agreements between Sublandlord and Subtenant concerning the Subleased Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

16.                                 Time of Essence.  Time is of the essence in this Sublease.

17.                                 Contingencies.  This Sublease is contingent upon (a) the lease between Classroom.com for the 4th floor of the Building being terminated, (b) the First Amendment to Office Lease between Master Lessor and Sublandlord being executed, and (c) Master Lessor’s consent to this Sublease.

18.                                 Governing Law.  This Sublease will be governed by and construed in accordance with California law.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written

SUBTENANT:
HARCOURT, INC.

By:	/s/ Varkey Chacko
Its:	Sr. V.P., Finance and Operations

SUBLANDLORD:
IGN ENTERTAINMENT, INC.

By:	/s/ Michael Sheridan
Its:	CFO

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Master Landlord’s Consent To Sublease

The undersigned lessor under the Master Lease, consents to this Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting.

Date:	7/14/04

MASTER LANDLORD:
SIERRA POINT INVESTORS, LLC

By Sierra Point Management, Inc., Manager

		By:	/s/ Jim Blake

		Its:	EVP

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Exhibit A

Master Lease, as amended

[See this Exhibit 10.04 to this Form S-1, supra]

Exhibit B

Subleased Premises

[See Exhibit A to First Amendment to Office Lease in this Exhibit 10.04 to this Form S-1, supra]

[Harcourt letterhead]

November 15, 2004

OVERNIGHT DELIVERY—NEXT DAY

Mr. Jim Merryman, President
IGN Entertainment, Inc.
8000 Marina Boulevard, Suite 200
Brisbane, CA 94005

                RE: Classroom Connect/Brisbane, CA

Dear Jim:

Pursuant to Paragraph 11 of the Sublease Agreement dated June 16, 2004, please be advised that Harcourt, Inc. will be exercising its Option to Extend the Term to November 30, 2005.

Sincerely,

/s/ Sue Rudy

Sue Rudy
Manager — Real Estate and Administration

cc: Dave Samuels